EXHIBIT 16.1

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

    We have read Item 4 of the Current Report on Form 8-K of InternetMercado.com, Inc. dated March 15, 2001 and agree with the statements made therein insofar as they relate to our firm.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP
Los Angeles, California March 15, 2001